Item 24.b. Exhibit (16)

                          SECURITY MUNICIPAL BOND FUND

                                    (CLASS A)

Yield As Of December 31, 1997

  [      (81,674.19-11,145)           ]^6
2[------------------------------- + 1 ] - 1

  [    (2,180,545.386)(10.58)         ]

2[(1.00305716)6 - 1]

2[(1.018483723 - 1)]

2(.018483723)

Yield         =     .03696 or 3.70%

Average Annual Total Return As Of December 31, 1997 (with deduction of sales charge)

1.     Average Total Return For 1 Year = +3.17%

                              1000                (1+T) 1        =     1,031.72
                                                  (1+T) 1        =    (1.03172)1
                                                   1+T           =      .03172
                                                     T           =      .0317

2.     Average Total Return For 5 Years = +4.70%

                              1000                (1+T) 5        =   1,258.18
                                                 ((1+T) 5)1/5    =  (1.25818)1/5
                                                   1+T           =   1.0470
                                                     T           =    .0470

3.     Average Total Return For 10 Years = +6.31%

                              1000                (1+T) 10       =  1,843.35
                                                 ((1+T) 10)1/10  = (1.84335)1/10
                                                   1+T           =  1.0631
                                                     T           =   .0631

                          SECURITY MUNICIPAL BOND FUND
                                    (CLASS A)

Average Annual Total Return As Of December 31, 1997 (without deduction of sales charge)

1.     Average Total Return For 1 Year = +8.27%

                              1000                (1+T) 1      =    1,082.67
                                                  (1+T) 1      =   (1.08267)1
                                                   1+T         =     .08267
                                                     T         =     .0827

2.     Average Total Return For 5 Years = +5.72%

                              1000                (1+T) 5      =    1,320.63
                                                 ((1+T) 5)1/5  =   (1.32063)1/5
                                                   1+T         =    1.0572
                                                     T         =     .0572

3.     Average Total Return For 10 Years = +6.82%

                              1000                (1+T) 10      =   1,935.01
                                                 ((1+T) 10)1/10 =  (1.93501)1/10
                                                   1+T          =   1.0682
                                                     T          =    .0682

                          SECURITY MUNICIPAL BOND FUND
                                    (CLASS B)

Yield As Of December 31, 1997

  [      (8,695.93-3,547.80)          ]^6
2[------------------------------- + 1 ] - 1
  [     (230,483.894)(10.08)          ]

2[(1.02215891)6 - 1]

2[(1.013369216 - 1)]

2(.013369216)

Yield         =     .0267 or 2.67%

                        TAX EQUIVALENT YIELD COMPUTATION
                            (AS OF DECEMBER 31, 1997)

CLASS A
-------

Regular Yield - +3.70%

TAX EQUIVALENT YIELD FOR 15% TAX BRACKET:
-----------------------------------------

1-.15 = .85
3.70 / .85 = 4.3529 = 4.35%

TAX EQUIVALENT YIELD FOR 28% TAX BRACKET:
-----------------------------------------

1-.28 = .72
3.70 / .72 = 5.13888 = 5.14%

TAX EQUIVALENT YIELD FOR 31% TAX BRACKET:
-----------------------------------------

1-.31 = .69
3.70 / .69 = 5.36232 = 5.36%

CLASS B
-------

Regular Yield - +2.67%

TAX EQUIVALENT YIELD FOR 15% TAX BRACKET:
-----------------------------------------

1-.15 = .85
2.67 / .85 = 3.1411 = 3.14%

TAX EQUIVALENT YIELD FOR 28% TAX BRACKET:
-----------------------------------------

1-.28 = .72
2.67 / .72 = 3.70833 = 3.71%

TAX EQUIVALENT YIELD FOR 31% TAX BRACKET:
-----------------------------------------

1-.31 = .69
2.67 / .69 = 3.86957 = 3.87%

                          SECURITY MUNICIPAL BOND FUND
                           AVERAGE ANNUAL TOTAL RETURN

B SHARES
--------

Total Return from January 1, 1997, to December 31, 1997. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 9.73 = 102.775 shares.

Ending value of initial investment at December 31, 1997, NAV price = 102.775 shares x 10.08 = $1,035.97.

Ending value of shares received from reinvestment of all dividends at NAV =
3.319 shares x 10.08 = $33.46.

Contingent deferred sales charge = 1,000 x .05 = $50.

Total ending redeemable value:                 1,035.97
                                                  33.46
                                                 (50.00)
                                          ---------------
                                               1,019.43

Total Return:                         1,019.43 - 1,000 = 19.43
                                      19.43 divided by 1,000 = +1.94%

                                  ----------------------------------------------


Calendar 1997                   % change

                                = value at end of year............... 1,019.43
                                less value at beginning.............. 1,000.00
                                                                   ------------
                                                                         19.43

Change                          19.43
                                -----
Beginning Value                 1,000      =   +1.94%

                          SECURITY MUNICIPAL BOND FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 (WITHOUT CDSC)

B SHARES
--------

Total Return from January 1, 1997, to December 31, 1997. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 9.73 = 102.775 shares.

Ending value of initial investment at December 31, 1997, NAV price = 102.775 shares x 10.08 = $1,035.97.

Ending value of shares received from reinvestment of all dividends at NAV =
3.319 shares x 10.08 = $33.46.

Total ending redeemable value:                 1,035.97
                                                  33.46
                                           --------------
                                               1,069.43

Total Return:                         1,069.43 - 1,000 = 69.43
                                      69.43 divided by 1,000 = +6.94%

                                  ----------------------------------------------


Calendar 1997                    % change

                                 = value at end of year............... 1,069.43
                                 less value at beginning.............. 1,000.00
                                                                     ----------
                                                                          69.43

Change                           69.43
                                 -----
Beginning Value                  1,000      =   +6.94%

                             AGGREGATE TOTAL RETURN

SECURITY MUNICIPAL BOND FUND - CLASS A

For the period of 12/31/87 to 12/31/97 (with deduction of sales charge)

         Initial Investment                        =            $1,000
         Ending Value Of Investment                =             1,843
                                                                 -----
         Net Increase In Value                     =           $   843

Total Return -             NET INCREASE            =               843  =  84.3%
                          --------------                        ------
                        initial investment         =             1,000

For the period of 12/31/87 to 12/31/97 (without deduction of sales charge)

         Initial Investment                        =            $1,000
         Ending Value Of Investment                =             1,935
                                                                 -----
         Net Increase In Value                     =           $   935

Total Return -             NET INCREASE            =               935  =  93.5%
                          --------------                        ------
                        initial investment         =             1,000


SECURITY MUNICIPAL BOND FUND - CLASS B

For the period of 10/19/93 to 12/31/97 (with deduction of 3% CDSC charge)

         Initial Investment                        =             $1,000
         Ending Value Of Investment                =              1,081
                                                                  -----
         Net Increase In Value                     =           $     81

Total Return -             NET INCREASE            =                 81  =  8.1%
                          --------------                        -------
                        initial investment         =              1,000

For the period of 10/19/93 to 12/31/97 (without deduction of CDSC charge)

         Initial Investment                        =            $1,000
         Ending Value Of Investment                =             1,111
                                                                 -----
         Net Increase In Value                     =           $   111

Total Return -             NET INCREASE            =               111  =  11.1%
                          --------------                        ------
                        initial investment         =            1,000

                          SECURITY MUNICIPAL BOND FUND

                     TOTAL RETURN FROM 12/31/87 TO 12/31/97

CLASS A SHARES

Value of $1,000 investment invested on December 31, 1987, at December 31, 1997, was $1,935.

(Without Deduction of Sales Charge)

                  935 / 1,000 = 93.5%

                                        Ending of Year
                    Beginning of            Value        Increase IN             Beginning
    YEAR             YEAR VALUE            AT 12/31          VALUE                 VALUE
    ----            ------------         ------------        -----              --------
    1988                1,000               1,103              103        /        1,000        =        10.3%
    1989                1,103               1,151               48        /        1,103        =         4.4%
    1990                1,151               1,222               71        /        1,151        =         6.2%
    1991                1,222               1,366              144        /        1,222        =        11.8%
    1992                1,366               1,465               99        /        1,366        =         7.2%
    1993                1,465               1,646              181        /        1,465        =        12.4%
    1994                1,646               1,510             (136)       /        1,646        =        (8.3)%
    1995                1,510               1,744              234        /        1,510        =        15.5%
    1996                1,744               1,787               43        /        1,744        =         2.5%
    1997                1,787               1,935              148        /        1,787        =         8.3%

This assumes reinvestment of all dividends.

         Initial Investment                        =            $1,000
         Ending Value Of Investment                =             1,935
                                                                 -----
         Net Increase In Value                     =           $   935

Total Return -             NET INCREASE            =               935  =  93.5%
                          --------------                        ------
                        initial investment         =             1,000

                             AGGREGATE TOTAL RETURN

Security Municipal Bond Fund (Class B Shares) Quotation of Total Return for the Period of October 19, 1993, (date of inception) through December 31, 1997 (without deduction of the CDSC charge).

         Initial Investment = $1,000.00

                ENDING         BEGINNING         INCREASE     INCREASE          BEGINNING            %
                VALUE            VALUE           IN VALUE     IN VALUE            VALUE          INCREASE
               -------        -----------        --------     --------         -----------       --------
Year 1             998    -       1,000     =         (2)          (2)     /        1,000   =    (0.20)%
Year 2             903    -         998     =        (95)         (95)     /          998   =    (9.50)%
Year 3           1,033    -         903     =        130          130      /          903   =    14.30%
Year 4           1,045    -       1,033     =         12           12      /        1,033   =     1.20%
Year 5           1,069    -       1,045     =         24           24      /        1,045   =     2.30%


         Initial Investment                        =             $1,000
         Ending Value Of Investment                =              1,069
                                                                  -----
         Net Increase In Value                     =           $     69

Total Return -             NET INCREASE            =                 69  = 6.90%
                          --------------                        -------
                        initial investment         =              1,000